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                                 EXHIBIT 99.10


                        Form of Enrollment/Change Form
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                         FARALLON COMMUNICATIONS, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                            ENROLLMENT/CHANGE FORM
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SECTION 1:      Actions                                                                               Complete Sections:
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ACTIONS         [_] New Enrollment                                                         2, 3, 6, 7 and sign attached
                                                                                                      ---
                                                                                                      Stock Purchase Agreement
                [_] Payroll Deduction Change                                               2, 4, 7
                [_] Terminate Payroll Deductions                                           2, 5, 7
                [_] Beneficiary Change                                                     2, 6, 7
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SECTION 2:
                Name ___________________________________________________________________________________________________
                         Last                     First            MI                         Dept.
PERSONNEL
DATA            Home Address ____________________________________________________________________________
                                           Street

                  _______________________________________________________________________________________
                         City                         State                        Zip Code

                  Social Security #:[_][_][_]-[_][_]-[_][_][_][_]
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SECTION 3:         Effective with the Purchase
                   Period Beginning:                                                       Payroll Deduction
                                                                                             Amount:  ___% of cash compensation*
NEW            [_] Initial Offering Period    [_] Aug. 1, 1997                             * Must be a multiple of 1% up to a
ENROLLMENT     [_] Feb. 1, 1997                                                              maximum of 15% of cash compensation
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SECTION 4:       Effective with the                                              I authorize the following new level of payroll
                 Pay Period Beginning:    _______________________                deduction:  _______% of cash compensation*
                                            Month, Day and Year
PAYROLL                                                                          * Must be a multiple of 1% up to a maximum of
DEDUCTION                                                                          15% of cash compensation
CHANGE
                 NOTE:     You may reduce your rate of payroll deductions once per purchase period to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase period.

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SECTION 5:
TERMINATE        Effective with the Pay Period                              Your election to terminate your payroll deductions for
PAYROLL          Beginning:                                                 the balance of the offering period cannot be changed,
DEDUCTIONS                                                                  and you may not rejoin the offering period at a later
                 _____________________________                              date. You will not be able to resume participation in
                    Month, Day and Year                                     the ESPP prior to the commencement of the next offering
                                                                            period.


                 In connection with my voluntary termination of payroll deductions (or an approved leave of absence), I elect the following action regarding my ESPP payroll deductions to date in the current purchase period:

                 [_] Purchase shares of Farallon Communications at end of the period
                                OR
                 [_] Refund ESPP payroll deductions collected

NOTE:            If your employment terminates for any reason or your eligibility status changes (greater than 20 hrs/wk or greater than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase period will automatically be refunded to you.
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SECTION 6:       Beneficiary(ies)                       Relationship of Beneficiary(ies)                     Percentage
BENEFICIARY      ----------------                       --------------------------------                     ----------
                 ----------------------------------     -----------------------------------                  -----------
                 ----------------------------------     -----------------------------------                  -----------
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SECTION 7:
AUTHORIZATION    I would like my certificate to be issued as follows:  (Print name(s) exactly as they should appear.)
                   [_] My name only, ___________________________________________,
                   [_] My name, ______________________________, and my spouse, _________________________, [_] as community property or [_] as joint tenants.

                 _______________________                                       ---------------------------------------------------
                         Date                                                                  Signature of Employee

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